Exhibit 99.1

UNITED HOMES GROUP, INC. REPORTS 2023 SECOND QUARTER RESULTS

Second Quarter 2023 Highlights

•	Average sale price (ASP) of production-built homes increased to $313,000 from $300,000 in Q2 2022

•	385 homes closed resulted in $122.1 million of revenues

•	341 net new home orders during Q2 2023

•	Backlog value was $94.2 million as of June 30, 2023

•	Active community count of 53 as of June 30, 2023

•	Approximately 8,000 lots owned or controlled by the Company or affiliates as of June 30, 2023

•	Total liquidity of $178.7 million as of June 30, 2023, comprised of $92.7 million of cash and $86.0 million of undrawn revolver capacity under our credit facility

•	Subsequent to the second quarter, closed on new credit facility for $240 million with 3-year term, increasing liquidity by $90 million.

COLUMBIA, SC., August 10, 2023 / United Homes Group, Inc. (the “Company”) (NASDAQ: UHG) today announced results for the second quarter ended June 30, 2023.

Second Quarter 2023 Operating Results

For the second quarter 2023, net income was $245.4 million, or $4.27 per diluted share, which included change in fair value of derivative liabilities of $242.3 million, predominantly due to changes in fair value on potential earn-out consideration due to fluctuation in the stock price during the measurement period. The earn-out consideration would be paid in common shares upon reaching certain stock price hurdles. The Company is required to record the non-cash fair value of this earn-out as derivative liabilities on the consolidated balance sheets until UHG shares reach certain predetermined values. Excluding the derivative liability, our adjusted book value1 was $91.0 million. Net income for the second quarter 2022 was $25.9 million, or $0.69 per diluted share.

“United Homes Group produced solid results in the second quarter of 2023, generating adjusted EBITDA2 of approximately $13.1 million,” said Michael Nieri, Chief Executive Officer of United Homes Group, “Order activity throughout the quarter was strong, and as the mix of closings with high lumber costs started to decline, we began realizing margin expansion. Based on current market conditions and what’s already in backlog, we expect to see further sequential margin improvement in the second half of the year.”

Keith Feldman, Chief Financial Officer commented. “Our balance sheet is solid with approximately $93 million of cash and having recently significantly increased our line of credit to $240 million, we have ample liquidity to execute on our various growth initiatives which include acquiring other homebuilders that complement our business.”

Mr. Nieri concluded, “We see a clear runway for growth for well-capitalized homebuilders moving forward. Millions of existing homeowners who financed their homes with lower-rate mortgages are staying in their existing homes, resulting in a massive supply shortage in the existing home market. I believe this creates a huge opportunity for the homebuilding industry and especially for United Homes Group given our focus on affordability and markets with favorable in-migration trends. We are excited for what the future holds for our company.”

Homebuilding revenues for the second quarter 2023 were $122.1 million, compared to $142.5 million in the second quarter 2022. Home closings during the second quarter 2023 were 385 compared to 459 in the year-ago quarter. Average sales price (“ASP”) of 376 production-built homes (which excludes nine general contractor and build for rent homes) closed during the second quarter 2023 was $313,000, compared to $300,000 during the second quarter 2022 of 451 production-built homes (which excludes eight general contractor and build for rent homes), representing a 4.3% increase.

Homebuilding gross profit margin during the second quarter of 2023 was 19.6% compared to 28.8% during the second quarter 2022. Homebuilding adjusted gross profit margin3 in the second quarter 2023 was 21.4%, compared to 29.2% in the second quarter 2022. UHG’s year-over-year decline in both gross profit margin and adjusted gross profit margin can be largely attributable to the Company offering sales incentives and selling inventory with higher lumber costs that contracted in the second half of 2022. The Company expects margins to expand throughout the year due to closings on homes with current lumber costs and as we see price increases on new sales.

1 Adjusted book value is a non-GAAP financial measure. See “Reconciliation of Non-GAAP Financial Measures.”

2 Adjusted EBITDA is a non-GAAP financial measure. See “Reconciliation of Non-GAAP Financial Measures.”

3 Adjusted gross profit margin is a non-GAAP financial measure. See “Reconciliation of Non-GAAP Financial Measures.”

Selling, general and administrative expenses (SG&A) as a percentage of homebuilding revenues was 13.4% in the second quarter 2023, which included $410,530 of equity-based compensation. Excluding equity-based compensation and transaction related expenses, SG&A for the second quarter 2023 was 12.1% of homebuilding revenues.

Adjusted EBITDA during the second quarter 2023 was $13.1 million compared to $27.8 million during the second quarter 2022. This decrease is largely related to fewer closings and lower gross margins as described above.

Six Months Ended June 30, 2023 Operating Results

Net income was $40.9 million, or $0.89 per diluted share, which included change in fair value of derivative liabilities of $35.3 million predominantly due to changes in fair value on potential earn-out consideration due to fluctuation in the stock price during the measurement period. The earn-out consideration would be paid in common shares upon reaching certain stock price hurdles. The Company is required to record the non-cash fair value of this earn-out as derivative liabilities on the consolidated balance sheets until UHG shares reach certain predetermined values. Net income for the six months ended 2022 was $42.9 million, or $1.15 per diluted share.

For the six months ended June 30, 2023, homebuilding revenues were $216.9 million, compared to $250.9 million in the same period of fiscal 2022. Home closings for the six months ended June 30, 2023 were 713 compared to 873 in the same period of fiscal 2022.

Homebuilding gross profit margin for the six months ended June 30, 2023 was 18.8% compared to 27.2% during the same period of fiscal 2022. Homebuilding adjusted gross profit margin for the six months ended June 30, 2023 was 20.9%, compared to 27.8% for the six months ended June 30, 2022. This reduction in margin is largely attributable to fewer closings and selling through inventory constructed with higher lumber costs.

Adjusted EBITDA for the six months ended June 30, 2023 was $21.6 million compared to $47.1 million during the same period of fiscal 2022.

Credit Facility

In August, UHG closed a new $240 million credit facility, replacing the previous $150 million facility, which was due to expire in June 2024. The new facility has a three-year term, with a one-year extension option. The new facility’s covenants and reporting requirements are materially consistent with the previous facility. Wells Fargo continues to serve as the Administrative Agent on the new facility, as the number of participating lenders remains at five, of which, three lenders are new to the syndication group.

Earnings Conference Call

The Company will host a conference call via live webcast for investors and other interested parties beginning at 5:00 p.m. Eastern Time on Thursday, August 10, 2023.   Interested parties can listen to the call live and view the related slides on the Internet under the Events & Presentations heading in the Investors section of the Company’s website at www.unitedhomesgroup.com. Listeners should log into the website at least fifteen minutes prior to the call to download and install any necessary audio software. The call can also be accessed toll free at 888-259-6580, or 416-764-8624 for international participants, Conference ID: 29788545. Those dialing in should do so at least ten minutes prior to the start of the call. An archive of the webcast will also be available on the Company’s website.

About United Homes Group, Inc.

UHG is a publicly traded residential builder headquartered in Columbia, SC. The company focuses on southeastern markets with 53 active communities in South Carolina and Georgia.

UHG employs an asset-light operating strategy with a focus on the design, construction and sale of entry-level, first move up and second move up single-family houses. UHG currently designs, builds and sells detached single-family homes, and, to a lesser extent, attached single-family homes, including duplex homes and town homes in three major market regions in South Carolina: Midlands, Upstate, and Coastal, with a smaller presence in Georgia. UHG seeks to operate its homebuilding business in high-growth markets, with substantial in-migrations and employment growth.

Under its asset-light lot operating strategy, UHG controls its supply of finished building lots through lot purchase agreements with third parties including its Land Development Affiliates, which provide UHG with the right to purchase finished lots after they have been developed by the applicable third party. This asset-light operating strategy provides UHG with the ability to amass a pipeline of lots without the same risks associated with acquiring and developing raw land.

As UHG reviews potential geographic markets into which it could expand its homebuilding business, either organically or through strategic acquisitions, it intends to focus on selecting markets with positive population and employment growth trends, favorable migration patterns, attractive housing affordability, low state and local income taxes, and desirable lifestyle and weather characteristics. UHG believes that the Southeastern states generally offer these characteristics to a greater extent than other geographic regions of the country, and expects the Southeastern states to be the principal focus of any future expansion of its homebuilding business.

Forward-Looking Statements

Certain statements contained in this earnings release, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “seek,” “continue,” or other similar words.

Any such forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which we operate, and beliefs of, and assumptions made by, our management and involve uncertainties that could significantly affect our financial results. Such statements include, but are not limited to, statements about our future financial performance, strategy, expansion plans, future operations, future operating results, estimated revenues, losses, projected costs, prospects, plans and objectives of management. Such statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those projected or anticipated, including, without limitation:

•	the outcome of any legal proceedings;

•	our ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition and the ability of the combined business to grow and manage growth profitably;

•	changes in applicable laws or regulations;

•	our ability to execute our business model, including the success of our operations in new markets and our ability to expand into additional new markets;

•	our ability to successfully integrate homebuilding operations that we acquire;

•	a slowdown in the homebuilding industry or changes in population growth rates in our markets;

•	volatility and uncertainty in the credit markets and broader financial markets;

•	disruption in the terms or availability of mortgage financing or an increase in the number of foreclosures in our markets;

•	shortages of, or increased prices for, labor, land or raw materials used in land development and housing construction, including due to changes in trade policies;

•	delays in land development or home construction resulting from natural disasters, adverse weather conditions or other events outside our control;

•	our ability to continue to leverage our asset-light operating strategy;

•	that we have identified material weaknesses in our internal control over financial reporting which, if not corrected, could affect the reliability of our consolidated financial statements;

•	the ability to maintain the listing of our securities on Nasdaq or any other exchange; and

•	the possibility that we may be adversely affected by other economic, business or competitive factors.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release and are not intended to be a guarantee of our performance in future periods. We cannot guarantee the accuracy of any such forward-looking statements contained in this release, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

For further information regarding risks and uncertainties associated with our business, and important factors that could cause our actual results to vary materially from those expressed or implied in such forward-looking statements, please refer to the factors listed and described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the “Risk Factors” sections of the documents we file from time to time with the U.S. Securities and Exchange Commission, including, but not limited to, our Annual Report on Form 10-K and our quarterly reports on Form 10-Q, copies of which may be obtained from our website at https://ir.unitedhomesgroup.com/financials/sec-filings/default.aspx

Investor Relations Contact:

Drew Mackintosh

drew@mackintoshir.com

Mobile:  310-924-9036

Media Contact:

Allen Hutto

allenhutto@greatsouthernhomes.com

Mobile:  803-665-2764

UNITED HOMES GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

JUNE 30, 2023 and DECEMBER 31, 2022 (UNAUDITED)

	June 30, 2023	December 31, 2022 (2)
ASSETS
Cash and cash equivalents	$92,741,831	$12,238,835
Accounts receivable, net	1,919,934	1,976,334
Inventories:
Homes under construction and finished homes	89,756,401	163,997,487
Developed lots	24,801,833	16,205,448
Due from related party	8,420,919	1,437,235
Related party note receivable	647,106	—
Lot purchase agreement deposits	16,416,693	3,804,436
Investment in Joint Venture	822,568	186,086
Property and equipment, net	639,470	1,385,698
Operating right-of-use assets	656,772	1,001,277
Deferred tax asset	3,495,518	—
Prepaid expenses and other assets	6,565,316	6,112,044
Total Assets	$246,884,361	$208,344,880

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$18,031,023	$22,077,240
Homebuilding debt and other affiliate debt	63,961,416	120,797,006
Operating lease liabilities	656,772	1,001,277
Other accrued expenses and liabilities	4,759,106	5,465,321
Income tax payable	1,320,104	—
Derivative liabilities	208,155,641	—
Convertible note payable	67,133,585	—
Total Liabilities	364,017,647	149,340,844
Class A common stock, $0.0001 par value; 350,000,000 shares authorized; 11,381,736 shares issued and outstanding on June 30, 2023, and December 31, 2022, respectively. (1)	1,137	37
Class B common stock, $0.0001 par value; 60,000,000 shares authorized; 36,973,877 shares issued and outstanding on June 30, 2023, and December 31, 2022, respectively. (1)	3,697	3,697
Preferred Stock, $0.0001 par value; 40,000,000 shares authorized; none issued or outstanding.	—	—
Additional paid-in capital(1)	764,887	1,422,630
Retained Earnings/(accumulated deficit) (1)	(117,903,007)	57,577,672
Total Stockholders' equity(1)	(117,133,286)	59,004,036
Total Liabilities and Stockholders' equity	$246,884,361	$208,344,880

(1)	Retroactively restated as of December 31, 2022 for the Reverse Recapitalization as a result of the Business Combination

(2)	The Condensed Consolidated Balance Sheet as of December 31, 2022 (“Legacy UHG financial statements”) has been prepared from Legacy UHG’s historical financial records and reflect the historical financial position of Legacy UHG for the period presented on a carve-out basis in accordance with generally accepted accounting principles in the United States of America (“GAAP”). The Legacy UHG financial statements present historical information and results attributable to the homebuilding operations of Great Southern Homes, Inc.

UNITED HOMES GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

THREE AND SIX MONTHS ENDED JUNE 30, 2023 AND 2022 (UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue, net of sales discounts	$122,091,629	$142,468,681	$216,918,331	$250,905,541
Cost of sales	98,174,149	101,458,330	176,223,078	182,623,290
Gross profit	23,917,480	41,010,351	40,695,253	68,282,251

Selling, general and administrative expense	16,335,318	15,200,745	33,022,719	25,625,795
Net income from operations	$7,582,162	$25,809,606	$7,672,534	$42,656,456

Other (expense) income, net	(2,295,330)	92,400	(2,092,615)	263,478
Equity in net earnings from investment in joint venture	390,674	—	636,482	—
Change in fair value of derivative liabilities	242,342,979	—	35,278,491	—
Income before taxes	$248,020,485	$25,902,006	$41,494,892	$42,919,934
Income tax expense	(2,657,726)	—	(636,461)	—
Net income	$245,362,759	$25,902,006	$40,858,431	$42,919,934

Basic and diluted earnings per share
Basic	$5.10	$0.69	$0.95	$1.15
Diluted	$4.27	$0.69	$0.89	$1.15

Basic and diluted weighted-average number of shares (1)
Basic	48,122,141	37,347,350	42,877,744	37,347,350
Diluted	57,874,253	37,444,348	48,800,225	37,395,849

(1) Retroactively restated for the three and six months ending June 30, 2022 for the Reverse Recapitalization as a result of the Business Combination

UNITED HOMES GROUP, INC

GAAP TO NON-GAAP RECONCILIATIONS

THREE AND SIX MONTHS ENDED JUNE 30, 2023 and 2022 (UNAUDITED)

Adjusted gross profit is a non-GAAP financial measure used by management of UHG as a supplemental measure in evaluating operating performance. UHG defines adjusted gross profit as gross profit excluding the effects of capitalized interest expensed in cost of sales. UHG’s management believes this information is meaningful because it separates the impact that capitalized interest expensed in cost of sales has on gross profit to provide a more specific measurement of UHG’s gross profits. However, because adjusted gross profit information excludes capitalized interest expensed in cost of sales, which has real economic effects and could impact UHG’s results of operations, the utility of adjusted gross profit information as a measure of UHG’s operating performance may be limited. Other companies may not calculate adjusted gross profit information in the same manner that UHG does. Accordingly, adjusted gross profit information should be considered only as a supplement to gross profit information as a measure of UHG’s performance.

The following table presents a reconciliation of adjusted gross profit to the GAAP financial measure of gross profit for each of the periods indicated.

	Three Months Ended June 30		Six Months Ended June 30
	2023	2022	2023	2022
Revenue, net of sales discounts	$122,091,629	$142,468,681	$216,918,331	$250,905,541
Cost of sales	98,174,149	101,458,330	176,223,078	182,623,290
Gross profit	$23,917,480	$41,010,351	$40,695,253	$68,282,251
Interest expense in cost of sales	2,159,967	627,369	4,546,799	1,585,269
Adjusted gross profit	$26,077,447	$41,637,720	$45,242,052	$69,867,520
Gross profit %(a)	19.6%	28.8%	18.8%	27.2%
Adjusted gross profit %(a)	21.4%	29.2%	20.9%	27.8%

(a) Calculated as a percentage of revenue

UNITED HOMES GROUP, INC

GAAP TO NON-GAAP RECONCILIATIONS

THREE AND SIX MONTHS ENDED JUNE 30, 2023 and 2022 (UNAUDITED)

Earnings before interest, taxes, depreciation and amortization, or EBITDA, and adjusted EBITDA are supplemental non-GAAP financial measures used by management of UHG. UHG defines EBITDA as net income before (i) capitalized interest expensed in cost of sales, (ii) interest expensed in other (expense) income, net, (iii) depreciation and amortization, (iv) taxes. UHG defines adjusted EBITDA as EBITDA before stock-based compensation expense, transaction cost expense and change in fair value of derivative liabilities. Management of UHG believes EBITDA and adjusted EBITDA are useful because they provide a more effective evaluation of UHG’s operating performance and allow comparison of UHG’s results of operations from period to period without regard to UHG’s financing methods or capital structure or other items that impact comparability of financial results from period to period such as fluctuations in interest expense or effective tax rates, levels of depreciation or amortization, or unusual items. EBITDA and adjusted EBITDA should not be considered as alternatives to, or more meaningful than, net income or any other measure as determined in accordance with GAAP. UHG’s computations of EBITDA and adjusted EBITDA may not be comparable to EBITDA or adjusted EBITDA of other companies. UHG presents EBITDA and adjusted EBITDA because they believe these metrics provide useful information regarding the factors and trends affecting UHG’s business.

The following table presents a reconciliation of EBITDA and adjusted EBITDA to the GAAP financial measure of net income for each of the periods indicated.

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net income	$245,362,759	$25,902,006	$40,858,431	$42,919,934
Interest expense in cost of sales	2,159,967	627,369	4,546,799	1,585,269
Interest expense in other (expense) income, net	3,419,309	—	3,419,309	—
Depreciation and amortization	251,846	2,606	466,776	175,217
Taxes	2,745,736	2,952	637,844	(44,306)
EBITDA	$253,939,617	$26,534,933	$49,929,159	$44,636,114
Stock-based compensation expense	410,530	53,288	4,909,686	1,321,510
Transaction cost expense	1,102,094	1,163,894	2,066,118	1,163,894
Change in fair value of derivative liabilities	(242,342,979)	—	(35,278,491)	—
Adjusted EBITDA	$13,109,262	$27,752,115	$21,626,472	$47,121,518
EBITDA margin(a)	208.0%	18.6%	23.0%	17.8%
Adjusted EBITDA margin(a)	10.7%	19.5%	10.0%	18.8%

(a) Calculated as a percentage of revenue

UNITED HOMES GROUP, INC

GAAP TO NON-GAAP RECONCILIATIONS

Continued

The Company does not use derivative instruments to hedge exposure to cash flow, market or foreign currency risks. The Company evaluates all of its financial instruments, including issued warrants to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. The following table presents information about the Company’s Stockholders’ equity, removing all derivative liabilities that are measured at fair value as of June 30, 2023 to present the Company’s Adjusted Total Stockholders’ equity. The Company believes adjusted Total Stockholders’ equity is useful because it believes this non-GAAP measure provides a more accurate depiction of the Company’s true equity to its Stockholders’, removing these longer-term, non-cash liabilities, which fluctuate with their valuation.

		June 30, 2023
Total Stockholders' equity		$(117,133,286)
Contingent earnout liability	199,711,577
Derivative private placement warrant liability	2,343,664
Derivative public warrant liability	5,606,250
Derivative stock option liability	494,150
Total Derivative Liability		208,155,641
Adjusted Book Value		$91,022,355

UNITED HOMES GROUP, INC

OPERATIONAL METRICS BY MARKET

$’s in millions

	Three Months Ended June 30,
	2023		2022		Period Over Period % Change
Market	Net New Orders	Closings	Net New Orders	Closings	Net New Orders	Closings
Coastal	39	67	42	25	-7%	168%
Midlands	245	241	196	286	25%	-16%
Upstate	57	77	101	148	-44%	-48%
Total	341	385	339	459	1%	-16%

	As of June 30,		As of June 30,
	2023		2022		Period Over Period % Change
Market	Backlog Inventory	Revenue	Backlog Inventory	Revenue	Backlog Inventory	Revenue
Coastal	49	$16.9	125	$40.4	-61%	-58%
Midlands	172	$53.0	333	$99.1	-48%	-46%
Upstate	72	$24.3	133	$42.5	-46%	-43%
Total	293	$94.2	591	$182.0	-50%	-48%

	Six Months Ended June 30,
	2023		2022		Period Over Period % Change
Market	Net New Orders	Closings	Net New Orders	Closings	Net New Orders	Closings
Coastal	109	138	91	102	20%	35%
Midlands	442	417	482	530	-8%	-21%
Upstate	179	158	240	241	-25%	-34%
Total	730	713	813	873	-10%	-18%